EXHIBIT 10.5


                                 NUMARK CAPITAL
                              c o r p o r a t i o n


                              CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into between NuMark Corporation ("Consultant") and the Client identified on the signature page to this Agreement ("Client").

The Consultant is in the business of providing management consulting services, business advisory services, shareholder information services and public relations services. The Client deems it to be in its best interest to retain the Consultant to render to the Client such services as may be agreed to by the parties from time to time; and the Consultant desires to render such services to the Client as set forth hereunder.

Now therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consulting Services. The Client hereby retains the Consultant as an independent contractor, and the Consultant hereby accepts and agrees to such retention. It is acknowledged and agreed by the Client that the Consultant carries neither professional licenses nor memberships in any self-regulatory organizations. It is further acknowledged and agreed by the Client that the Consultant is not rendering legal advice or performing accounting services and is not acting and shall not act as an investment advisor or broker/dealer within the meaning of any applicable state or federal securities laws. The services of the Consultant shall not be exclusive nor shall the Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2. Independent Contractor. The Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to create an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, workers' compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that the Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by the Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. The Consultant will use its reasonable business efforts in providing services to Client.

3. Time, Place and Manner of Performance. The Consultant shall be available to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

4. Term of Agreement. The term of this Agreement shall be 90 days (the "Term"), commencing on the date of this Agreement, subject to prior termination as hereinafter provided.

5. Compensation. The Client shall provide to the Consultant compensation for its services hereunder in the amounts and at the times as set forth as follows. Prior to the signing of this Agreement, Consultant will be issued a certificate for one million two hundred thousand (1,200,000) shares of restricted Common Stock (the "Shares") of Worldwide Petromoly, Inc. (OTC BB:MOLY). Consultant understands, acknowledges and agrees that such shares will be fully-paid and non-assessable upon completion of the initial thirty
     (30) days of the Term.

6. Termination. Either the Consultant or the Client may terminate this Agreement at the end of any month during the term of this Agreement on thirty (30) days prior written notice. This Agreement shall automatically terminate upon expiration of the Term or the dissolution, bankruptcy or insolvency of the Client or the Consultant. The Consultant and the Client shall have the right and the discretion to terminate this Agreement should the other party, in performing its duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity or self-regulatory organization, accept for violations that either singularly

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     or in the aggregate do not have or will not have a materially adverse effect on the party desiring termination. In the event of any termination hereunder, following the initial thirty (30) days of the Term all consideration paid to the Consultant through the date of termination shall be fully earned and non-refundable, and the parties shall have no further duties or responsibilities to each other, except that the Client shall be responsible to make any and all other payments, if any, due to the Consultant through the date of termination, and the parties shall continue to be bound by the confidentiality provisions contained in Section 8 of this Agreement.

7. Work Product. It is agreed that all information and materials produced for the Client shall be the property of the Client, free and clear of all claims thereto by the Consultant, and the Consultant has no claim of authorship therein or ownership rights thereto.

8. Confidentiality. The Client and the Consultant each agree to provide reasonable security measures to keep information belonging to the other party confidential where release of the same would be detrimental to such party's business interests ("Confidential Information"). Each party agrees that Confidential Information shall be subject to this Agreement if provided to the other party and marked "Confidential" in a conspicuous manner or otherwise by its nature is known, or should have been known, by its nature to the receiving party as being of a Confidential nature. Consultant and Client shall each require their employees, agents, affiliates, sub-contractors, other licensees, and others who have access to Confidential Information through Consultant or Client, as the case may be, to enter into appropriate non-disclosure agreements requiring the level and degree of confidentiality contemplated by this Agreement. Consultant and Client each agree that it will not, either during the term of this Agreement or at any time thereafter, disclose, use or make known for its own or another's benefit, any Confidential Information acquired or used by it hereunder. The term "Confidential Information" excludes information that: (a) becomes generally available to the public, other than as a result of disclosure by Consultant or Client or another party in violation of any obligation of confidentiality, or (b) Client or Consultant obtains from a third party who is not otherwise bound by any confidentiality obligation.

9. Conflict of Interest. The Consultant shall be free to perform services for other entities or persons. The Consultant will notify the Client of its performance of consulting services for any other entity or person that the Consultant reasonably believes could materially conflict with its obligations to the Client under this Agreement.

10. Disclaimer of Responsibility for Acts of the Client: Limitation on Liability. In no event shall the Consultant be authorized or required by this Agreement to represent or make management decisions for the Client. The Consultant shall, under no circumstances, be made liable for any expense incurred or loss suffered by the Client as a consequence of such decisions by the Client or any affiliates or subsidiaries of the Client as a result of services performed by the Consultant hereunder.

     CONSULTANT DISCLAIMS ANY AND ALL WARRANTIES RESPECTING THE SERVICES, INCLUDING ALL IMPLIED WARRANTIES OF, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CONSULTANT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, HOWEVER CAUSED, EVEN IF CONSULTANT HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT SHALL CONSULTANT'S LIABILITY FOR DAMAGES UNDER OR RELATING TO THIS AGREEMENT, REGARDLESS OF HOW ARISING, EXCEED THE AMOUNT OF CASH COMPENSATION PAID TO CONSULTANT HEREUNDER.

11. Indemnification. Each party agrees to indemnify and hold harmless the other party, as well as each of its officers, directors, employees, agents and each person, if any, who controls that party, against any and all liability, loss, costs, expenses or damages, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, directly resulting by reason of any act, neglect, default or omission, or any untrue or allegedly untrue statement of a material fact, or any misrepresentation of any material fact, or any breach of any material warranty or covenant, by that party or any of its agents, employees, or other representatives, arising out of, or in relation to, this Agreement.

12. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by fax, registered or certified mail, or by Federal Express or other nationally recognized overnight couriers to the principal office of each party and addressed to its principal executive officer at the address set forth on the signature page to this Agreement. Faxes should be marked for the attention of the principal executive officer and sent to the fax number set forth on the signature page to this Agreement.

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13.  Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

14. Assignment. Neither party may assign this Agreement without the written consent of the other party.

15. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York, without regard to conflicts of law principles, shall be applicable. The parties agree to submit all litigation arising hereunder to the state or federal courts located in Monroe County, New York, and consent to the jurisdiction and venue of such courts, and further waive any objection that such courts are an inconvenient forum.

16. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

17. Entire Agreement. Client and Consultant had entered into a Consulting Agreement dated 5/21/2001 for similar services. By signing this Agreement, the previous Agreement between NuMark Capital Corporation and Small Town Radio (OTC: MOLY) becomes unenforceable and null and void and no fees are due under any prior agreement or understanding. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all prior understandings, agreements and negotiations between the parties.

18. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.

19. Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.



            [The signatures of the parties appear on the next page.]



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By signing below, the parties agree to the terms of this Agreement and further certify that their respective signatories are duly authorized to execute this Agreement.



---------------------------------------------
Date


NuMark Capital Corporation             Worldwide Petromoly, Inc.
                                       -----------------------------------------
                                       (Client)

/s/ Mark McKelvie                       /s/ Robert S. Vail
---------------------------------      -----------------------------------------
By                                     By

Mark McKelvie                          Robert S. Vail
---------------------------------      -----------------------------------------
Name                                   Name

Managing Director                      Chairman of the Board
---------------------------------      -----------------------------------------
Title                                  Title


Address for notices:                   Address for notices:

14 Franklin Street                     Small Town Radio, Inc.
---------------------------------      -----------------------------------------

Suite 1221                             12600 Deerfield Parkway, #100
---------------------------------      -----------------------------------------

Rochester, New York 14604              Alpharetta, GA 30004
---------------------------------      -----------------------------------------


716-454-6975                           678-762-3296
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Fax Number                             Fax Number

716-454-6955                           678-762-3295
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Telephone Number                       Telephone Number